NEWS RELEASE
January 27, 2022

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2021

4th Quarter 2021 Highlights:
•Net interest income, on a tax-equivalent basis, excluding the PPP loans, of $184 million, increased $29.4 million, or 19 percent, over the prior quarter net interest income of $154 million.
•The loan portfolio, excluding the Payroll Protection Program (“PPP”) loans, organically grew $448 million, or 16 percent annualized, in the current quarter.
•Core deposits organically increased $560 million, or 13 percent annualized, during the current quarter.
•Received $201 million in PPP loan forgiveness proceeds from the U.S. Small Business Administration (“SBA”) during the current quarter compared to $327 million in the prior quarter.
•The Company transferred the listing of its common stock to the New York Stock Exchange (“NYSE”) from the NASDAQ Global Select Market.
•Declared and paid a regular quarterly dividend of $0.32 per share. The Company has declared 147 consecutive quarterly dividends and has increased the dividend 48 times.
•Declared a special dividend of $0.10 per share. This was the 18th special dividend the Company has declared.

Year 2021 Highlights:
•Record net income of $285 million, an increase of $18.4 million, or 7 percent, over the prior year net income of $266 million.
•Diluted earnings per share of $2.86, an increase of 2 percent from the prior year diluted earnings per share of $2.81.
•Net interest income, on a tax-equivalent basis, excluding the PPP loans, of $636 million, an increase of $57.5 million, or 10 percent, over the prior year net interest income of $578 million.
•The loan portfolio, excluding the PPP loans, organically increased $1.160 billion, or 11 percent, in 2021.
•Core deposits organically increased $3.278 billion, or 22 percent, during 2021.
•The Company funded 8,525 PPP loans in the amount of $555 million during the first half of 2021.

•The Company received $1.305 billion in PPP loan forgiveness proceeds from the U.S. Small Business Administration (“SBA”) during 2021.
•Dividends declared of $1.37 per share, an increase of $0.04 per share, or 3 percent, over the prior year dividends of $1.33.
•Completed the acquisition of Altabancorp, the parent company of Altabank, with total acquired assets of $4.132 billion. Based in American Fork, Utah, Altabank is the largest community bank in Utah. This was the Company’s 24th acquisition since 2000 and the largest acquisition in its history.
Financial Summary

	At or for the Three Months ended					At or for the Year ended
(Dollars in thousands, except per share and market data)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Operating results
Net income	$50,709	75,619	77,627	80,802	81,860	284,757	266,400
Basic earnings per share	$0.46	0.79	0.81	0.85	0.86	2.87	2.81
Diluted earnings per share	$0.46	0.79	0.81	0.85	0.86	2.86	2.81
Dividends declared per share[1]	$0.42	0.32	0.32	0.31	0.45	1.37	1.33
Market value per share
Closing	$56.70	55.35	55.08	57.08	46.01	56.70	46.01
High	$60.54	56.84	63.05	67.35	47.05	67.35	47.05
Low	$52.62	48.62	52.99	44.55	31.29	44.55	26.66
Selected ratios and other data
Number of common stock shares outstanding	110,687,533	95,512,659	95,507,234	95,501,819	95,426,364	110,687,533	95,426,364
Average outstanding shares - basic	110,687,365	95,510,772	95,505,877	95,465,801	95,418,958	99,313,255	94,883,864
Average outstanding shares - diluted	110,789,632	95,586,202	95,580,904	95,546,922	95,492,258	99,398,250	94,932,353
Return on average assets (annualized)	0.78%	1.43%	1.55%	1.73%	1.78%	1.33%	1.62%
Return on average equity (annualized)	6.28%	12.49%	13.25%	14.12%	14.27%	11.08%	12.15%
Efficiency ratio	57.68%	50.17%	49.92%	46.75%	50.34%	51.35%	49.97%
Dividend payout ratio[2]	91.30%	40.51%	39.51%	36.47%	52.33%	47.74%	47.33%
Loan to deposit ratio	63.24%	65.06%	67.64%	70.72%	76.29%	63.24%	76.29%
Number of full time equivalent employees	3,436	2,978	2,987	2,994	2,970	3,436	2,970
Number of locations	224	194	194	193	193	224	193
Number of ATMs	273	250	250	250	250	273	250
______________________
1 Includes a special dividend declared of $0.10 and $0.15 per share for the three and twelve months ended December 31, 2021 and December 31, 2020, respectively.
2 Excluding the special dividend, the dividend payout ratio was 69.57 percent and 34.88 percent for the three months ended December 31, 2021 and 2020, respectively and 44.25 percent and 41.99 percent for the twelve months ended December 31, 2021 and 2020, respectively.

KALISPELL, Mont., Jan 27, 2022 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $50.7 million for the current quarter, a decrease of $31.2 million, or 38 percent, from the $81.9 million of net income for the prior year fourth quarter. Diluted earnings per share for the current quarter was $0.46 per share, a decrease of 47 percent from the prior year fourth quarter diluted earnings per share of $0.86. The decrease in fourth quarter earnings over the prior year was driven primarily by the $22.3 million of credit loss expense and $8.2 million of acquisition-related expenses from the acquisition of Altabank. In addition, there was a $14.8 million decrease in gain on sale of loans with the slowing of purchase and refinance activity after the historic levels in the prior year. The credit loss expense due to the acquisition of Altabank reflects the requirement to fully fund an allowance for credit losses on loans and unfunded commitments post-acquisition. “The Glacier team ended 2021 on a high note with very strong net interest income and loan growth,” said Randy Chesler, President and Chief Executive Officer. “All of our Divisions across the West are extremely well positioned to thrive in 2022.”

Net income for 2021 was $285 million, an increase of $18.4 million, or 7 percent, from the $266 million net income from the prior year. Diluted earnings per share for the current year was $2.86 per share, an increase of 2 percent, from the diluted earnings per share of $2.81 for the same period last year.

On October 1, 2021, the Company completed the acquisition of Altabancorp, the parent company of Altabank, based in American Fork, Utah (collectively, “Alta”) and the largest community bank in Utah. Alta provides banking services to individuals and businesses in Utah with twenty-five banking offices from Preston, Idaho to St. George, Utah. Alta became the seventeenth division of the Company and significantly increased the Company’s presence in the State of Utah.

The Company’s results of operations and financial condition include the Alta acquisition beginning on the acquisition date and the following table discloses the preliminary fair value estimates of select classifications of assets and liabilities acquired:

Altabank
(Dollars in thousands)	October 1, 2021
Total assets	4,131,662
Cash and cash equivalents	1,622,727
Debt securities	6,658
Loans receivable	1,902,321
Non-interest bearing deposits	1,201,464
Interest bearing deposits	2,072,355
Borrowings	—

Asset Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sep 30, 2021	Dec 31, 2020
Cash and cash equivalents	$437,686	348,888	633,142	88,798	(195,456)
Debt securities, available-for-sale	9,170,849	7,390,580	5,337,814	1,780,269	3,833,035
Debt securities, held-to-maturity	1,199,164	1,128,299	189,836	70,865	1,009,328
Total debt securities	10,370,013	8,518,879	5,527,650	1,851,134	4,842,363
Loans receivable
Residential real estate	1,051,883	781,538	802,508	270,345	249,375
Commercial real estate	8,630,831	6,912,569	6,315,895	1,718,262	2,314,936
Other commercial	2,664,190	2,598,616	3,054,817	65,574	(390,627)
Home equity	736,288	660,920	636,405	75,368	99,883
Other consumer	348,839	340,248	313,071	8,591	35,768
Loans receivable	13,432,031	11,293,891	11,122,696	2,138,140	2,309,335
Allowance for credit losses	(172,665)	(153,609)	(158,243)	(19,056)	(14,422)
Loans receivable, net	13,259,366	11,140,282	10,964,453	2,119,084	2,294,913
Other assets	1,873,580	1,305,970	1,378,961	567,610	494,619
Total assets	$25,940,645	21,314,019	18,504,206	4,626,626	7,436,439

Excluding the $1.623 billion of cash received from the Alta acquisition that was invested in the current quarter, total debt securities at December 31, 2021 increased $228 million, or 3 percent, during the current quarter and increased $3.220 billion, or 58 percent, from the prior year fourth quarter. The Company continues to selectively purchase debt securities with excess liquidity from the increase in core deposits and SBA forgiveness of PPP loans. Debt securities represented 40 percent of total assets at December 31, 2021 and September 30, 2021 compared to 30 percent of total assets at December 31, 2020.

The loan portfolio of $13.432 billion at December 31, 2021 increased $2.138 billion, or 19 percent, in the current quarter and increased $2.309 billion, or 21 percent, from the prior year end. Excluding the PPP loans and loans from the Alta acquisition, the loan portfolio increased $448 million, or 16 percent annualized, during the current quarter with the largest increase in commercial real estate which increased $315 million, or 18 percent annualized. Excluding the PPP loans and loans from the Alta acquisition, the loan portfolio increased $1.160 billion, or 11 percent, from the prior year end with the largest increase in commercial real estate loans which increased $912 million, or 14 percent.

Credit Quality Summary

	At or for the Year ended	At or for the Nine Months ended	At or for the Year ended
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
Allowance for credit losses
Balance at beginning of period	$158,243	158,243	124,490
Impact of adopting CECL	—	—	3,720
Acquisitions	371	—	49
Provision for credit losses	16,380	(2,921)	37,637
Charge-offs	(11,594)	(8,566)	(13,808)
Recoveries	9,265	6,853	6,155
Balance at end of period	$172,665	153,609	158,243
Provision for credit losses
Loan portfolio	$16,380	(2,921)	37,637
Unfunded loan commitments	6,696	(1,959)	2,128
Total provision for credit losses	$23,076	(4,880)	39,765
Other real estate owned	$—	88	1,182
Other foreclosed assets	18	18	562
Accruing loans 90 days or more past due	17,141	5,172	1,725
Non-accrual loans	50,532	45,901	31,964
Total non-performing assets	$67,691	51,179	35,433
Non-performing assets as a percentage of subsidiary assets	0.26%	0.24%	0.19%
Allowance for credit losses as a percentage of non-performing loans	255%	301%	470%
Allowance for credit losses as a percentage of total loans	1.29%	1.36%	1.42%
Net charge-offs as a percentage of total loans	0.02%	0.02%	0.07%
Accruing loans 30-89 days past due	$50,566	26,002	22,721
Accruing troubled debt restructurings	$34,591	36,666	42,003
Non-accrual troubled debt restructurings	$2,627	2,820	3,507
U.S. government guarantees included in non-performing assets	$4,028	4,116	3,011

Non-performing assets of $67.7 million at December 31, 2021 increased $16.5 million, or 32 percent, over the prior quarter which was primarily attributable to the acquisition of Alta. Non-performing assets increased $32.3 million, or 91 percent, over the prior year fourth quarter primarily as a result of the Alta acquisition and a single credit relationship. Non-performing assets as a percentage of subsidiary assets at December 31, 2021 was 0.26 percent compared to 0.24 percent in the prior quarter and 0.19 percent in the prior year fourth quarter.

Early stage delinquencies (accruing loans 30-89 days past due) of $50.6 million at December 31, 2021 increased $24.6 million from the prior quarter with a large portion of the increase primarily isolated to a single credit relationship. Early stage delinquencies increased $27.8 million from the prior year fourth quarter. Early stage delinquencies as a percentage of loans at December 31, 2021 was 0.38 percent, which was an increase of 15 basis points from prior quarter and an 18 basis points increase from prior year fourth quarter.

The current quarter credit loss expense of $28.0 million included $18.1 million of provision for credit loss on loans and $4.2 million of provision for credit loss on unfunded loan commitments from the acquisition of Alta. The credit loss expense due to the acquisition of Altabank reflects the requirement to fully fund an allowance for credit losses on loans and unfunded commitments post-acquisition. Excluding the Alta acquisition, the current quarter credit loss expense was $5.7 million, including $1.2 million of credit loss from loans and $4.5 million of credit loss from unfunded loan commitments.

The allowance for credit losses on loans (“ACL”) as a percentage of total loans outstanding at December 31 2021 was 1.29 percent which was a 7 basis points decrease compared to the prior quarter and a 13 basis points decrease from the prior year fourth quarter. The decrease in the ACL as a percentage of total loans during the current year was driven by the improvement in the economic forecasts.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs (Recoveries)	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Fourth quarter 2021	$19,301	$616	1.29%	0.38%	0.26%
Third quarter 2021	2,313	152	1.36%	0.23%	0.24%
Second quarter 2021	(5,723)	(725)	1.35%	0.11%	0.26%
First quarter 2021	489	2,286	1.39%	0.40%	0.19%
Fourth quarter 2020	(1,528)	4,781	1.42%	0.20%	0.19%
Third quarter 2020	2,869	826	1.42%	0.15%	0.25%
Second quarter 2020	13,552	1,233	1.42%	0.22%	0.27%
First quarter 2020	22,744	813	1.49%	0.41%	0.26%

Excluding the acquisition of Alta, the current quarter provision for credit loss expense for loans was $1.2 million which was a decrease of $1.1 million from the prior quarter provision for credit loss expense of $2.3 million and an increase of $2.8 million from the prior year fourth quarter provision for credit loss benefit of $1.5 million.

Net charge-offs for the current quarter were $616 thousand compared to $152 thousand for the prior quarter and $4.8 million from the same quarter last year. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts and other environmental factors will continue to determine the level of the provision for credit losses for loans.

PPP Loans

	Three Months ended			Year ended
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Dec 31, 2021	Dec 31, 2020
PPP interest income	$8,660	12,894	10,328	45,405	38,180
Deferred compensation on originating PPP loans	—	—	1,522	6,735	8,850
Total PPP income impact	$8,660	12,894	11,850	52,140	47,030

(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
PPP Round 1 loans	$32,348	56,048	909,173
PPP Round 2 loans	136,329	312,865	—
Total PPP loans	168,677	368,913	909,173

Net remaining fees - Round 1	269	485	17,605
Net remaining fees - Round 2	4,808	12,501	—
Total net remaining fees	$5,077	12,986	17,605

The SBA Round 2 PPP program ended in early May 2021 after the available funds were fully drawn upon. During the first half of 2021, the Company originated $555 million of Round 2 PPP loans which generated $33.2 million of SBA deferred processing fees and $6.7 million of deferred compensation costs for total net deferred fees of $26.5 million.

During the current year, the SBA processing fees received on Round 2 averaged 5.99 percent which compared to the average of 3.75 percent received on Round 1 in the prior year. The increase in the fee percentage received on Round 2 was the result of an increase in the number of smaller loans which receive a higher percentage fee.

The Company received $201 million in PPP loan forgiveness during the current quarter and received $1.305 billion in 2021. As of December 31, 2021, the Company had $32.3 million remaining, or 2 percent of the $1.472 billion of Round 1 PPP loans originated in the prior year still to be forgiven and had $136 million remaining, or 25 percent of the $555 million of Round 2 PPP loans originated in the current year.

In the current quarter, the Company recognized $8.7 million of interest income (including deferred fees and costs) from the Round 1 and Round 2 PPP loans. The income recognized in the current quarter included $7.4 million acceleration of net deferred fees in interest income resulting from the SBA forgiveness of loans. Net deferred fees remaining on the balance of the PPP loans at December 31, 2021 were $5.1 million, which will be recognized into interest income over the remaining life of the loans or when the loans are forgiven in whole or in part by the SBA.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sep 30, 2021	Dec 31, 2020
Deposits
Non-interest bearing deposits	$7,779,288	6,632,402	5,454,539	1,146,886	2,324,749
NOW and DDA accounts	5,301,832	4,299,244	3,698,559	1,002,588	1,603,273
Savings accounts	3,180,046	2,502,268	2,000,174	677,778	1,179,872
Money market deposit accounts	4,014,128	3,123,425	2,627,336	890,703	1,386,792
Certificate accounts	1,036,077	919,852	978,779	116,225	57,298
Core deposits, total	21,311,371	17,477,191	14,759,387	3,834,180	6,551,984
Wholesale deposits	25,878	26,123	38,142	(245)	(12,264)
Deposits, total	21,337,249	17,503,314	14,797,529	3,833,935	6,539,720
Repurchase agreements	1,020,794	1,040,939	1,004,583	(20,145)	16,211
Other borrowed funds	44,094	33,671	33,068	10,423	11,026
Subordinated debentures	132,620	132,580	139,959	40	(7,339)
Other liabilities	228,266	215,899	222,026	12,367	6,240
Total liabilities	$22,763,023	18,926,403	16,197,165	3,836,620	6,565,858

Excluding the Alta acquisition, core deposits increased $560 million, or 13 percent annualized, from the prior quarter and increased $3.278 billion, or 22 percent, from the prior year fourth quarter. Non-interest bearing deposits of $7.779 billion as of December 31, 2021 organically increased $1.123 billion, or 21 percent, from the prior year fourth quarter. The unprecedented increase in deposits over the prior two years resulted from a number of factors including the PPP loan proceeds deposited by customers, federal stimulus deposits and the increase in customer savings. Non-interest bearing deposits were 37 percent of total core deposits at December 31, 2021 compared to 38 percent of total core deposits at September 30, 2021 and 37 percent at December 31, 2020.

The low levels of borrowings, including wholesale deposits and Federal Home Loan Bank (“FHLB”) advances, reflected the significant increase in core deposits which funded the asset growth.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sep 30, 2021	Dec 31, 2020
Common equity	$3,150,263	2,309,957	2,163,951	840,306	986,312
Accumulated other comprehensive income	27,359	77,659	143,090	(50,300)	(115,731)
Total stockholders’ equity	3,177,622	2,387,616	2,307,041	790,006	870,581
Goodwill and core deposit intangible, net	(1,037,652)	(562,058)	(569,522)	(475,594)	(468,130)
Tangible stockholders’ equity	$2,139,970	1,825,558	1,737,519	314,412	402,451

Stockholders’ equity to total assets	12.25%	11.20%	12.47%
Tangible stockholders’ equity to total tangible assets	8.59%	8.80%	9.69%
Book value per common share	$28.71	25.00	24.18	3.71	4.53
Tangible book value per common share	$19.33	19.11	18.21	0.22	1.12

Tangible stockholders’ equity of $2.140 billion at December 31, 2021 increased $314 million, or 17 percent, from the prior quarter and increased $402 million, or 23 percent, from the prior year fourth quarter which was the result of $840 million of Company common stock issued for the acquisition of Alta and earnings retention. The increase was partially offset by the increase in goodwill and core deposits associated with the Alta acquisition and a decrease in other comprehensive income. Tangible book value per common share of $19.33 at the current quarter end increased $0.22 per share, or 1 percent, from the prior quarter and increased $1.12 per share, or 6 percent, from a year ago.

Cash Dividends
On December 29, 2021, the Company’s Board of Directors declared a special cash dividend of $0.10 per share, the 18th special dividend the Company has declared. The special dividend was payable on January 20, 2022 to shareholders of record on January 11, 2022. On November 17, 2021, the Company’s Board of Directors declared a quarterly cash dividend of $0.32 per share. The dividend was payable December 16, 2021 to shareholders of record on December 7, 2021. The dividend was the 147th consecutive dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended December 31, 2021
Compared to September 30, 2021, June 30, 2021, March 31, 2021, and December 31, 2020
Income Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Net interest income
Interest income	$192,825	166,741	159,956	161,552	171,308
Interest expense	5,203	4,128	4,487	4,740	5,550
Total net interest income	187,622	162,613	155,469	156,812	165,758
Non-interest income
Service charges and other fees	17,576	15,154	13,795	12,792	13,713
Miscellaneous loan fees and charges	3,745	2,592	2,923	2,778	2,293
Gain on sale of loans	11,431	13,902	16,106	21,624	26,214
(Loss) gain on sale of investments	(693)	(168)	(61)	284	124
Other income	2,303	3,335	2,759	2,643	2,360
Total non-interest income	34,362	34,815	35,522	40,121	44,704
Total income	221,984	197,428	190,991	196,933	210,462
Net interest margin (tax-equivalent)	3.21%	3.39%	3.44%	3.74%	4.03%

		$ Change from
(Dollars in thousands)		Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Net interest income
Interest income		$26,084	32,869	31,273	21,517
Interest expense		1,075	716	463	(347)
Total net interest income		25,009	32,153	30,810	21,864
Non-interest income
Service charges and other fees		2,422	3,781	4,784	3,863
Miscellaneous loan fees and charges		1,153	822	967	1,452
Gain on sale of loans		(2,471)	(4,675)	(10,193)	(14,783)
(Loss) gain on sale of investments		(525)	(632)	(977)	(817)
Other income		(1,032)	(456)	(340)	(57)
Total non-interest income		(453)	(1,160)	(5,759)	(10,342)
Total income		$24,556	30,993	25,051	11,522

Net Interest Income
The current quarter net interest income of $188 million increased $25.0 million, or 15 percent, over the prior quarter and increased $21.9 million, or 13 percent, from the prior year fourth quarter. The increases were primarily attributable to the $25.6 million of net interest income from Alta bank division. The current quarter interest income of $193 million increased $26.1 million, or 16 percent, compared to the prior quarter and increased $21.5 million, or 13 percent, over the prior year fourth quarter due to an increase in interest income from Alta bank division. The interest income (which included deferred fees and deferred costs) from the PPP loans was $8.7 million in the current quarter, $12.9 million in the prior quarter and $21.5 million in the prior year fourth quarter.

The current quarter interest expense of $5.2 million increased $1.1 million, or 26 percent, over the prior quarter primarily as a result of the the addition of the Alta bank division. Interest expense decreased $347 thousand, or 6 percent, over the prior year fourth quarter primarily the result of a decrease in deposit rates. The total cost of funding (including non-interest bearing deposits) was 9 basis points in the current and prior quarter compared to 14 basis points in the prior year fourth quarter which was driven by a decrease in rates in deposits and borrowings.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.21 percent compared to 3.39 percent in the prior quarter and 4.03 in the prior year fourth quarter. The core net interest margin, excluding 4 basis points of discount accretion, 2 basis points from non-accrual interest and 11 basis points increase from the PPP loans, was 3.04 percent compared to 3.17 in the prior quarter and 3.76 percent in the prior year fourth quarter. The core net interest margin decreased 13 basis points in the current quarter and decreased 72 basis points from the prior fourth quarter due to a decrease in earning asset yields. Earning asset yields have decreased due to the combined impact of the significant increase in the debt securities and the lower yields on both core loans and debt securities. Debt securities comprised 43.8 percent of the earning assets during the current quarter compared to 42.5 percent in the prior quarter and 31.8 percent in the prior year fourth quarter.

Non-interest Income
Non-interest income for the current quarter totaled $34.4 million which was a decrease of $453 thousand, or 1 percent, over the prior quarter and a decrease of $10.3 million, or 23 percent, over the same quarter last year. Gain on the sale of loans of $11.4 million for the current quarter decreased $2.5 million, or 18 percent, compared to the prior quarter and decreased $14.8 million, or 56 percent, from the prior year fourth quarter. The current quarter mortgage activity was lower than prior periods as a result reduced mortgage purchase and refinance activity after the historic highs the Company recently experienced.

Service charges and other fees increased $2.4 million from the prior quarter and was primarily the result of the addition of Alta bank division. Service charges and other fees increased $3.9 million from the prior year fourth quarter as a result of increased customer accounts and transaction activity and activity from Alta bank division.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Compensation and employee benefits	$77,703	66,364	64,109	62,468	70,540
Occupancy and equipment	11,259	9,412	9,208	9,515	9,728
Advertising and promotions	3,436	3,236	2,906	2,371	2,797
Data processing	7,468	5,135	5,661	5,206	5,211
Other real estate owned and foreclosed assets	34	142	48	12	550
Regulatory assessments and insurance	2,657	2,011	1,702	1,879	1,034
Core deposit intangibles amortization	2,807	2,488	2,488	2,488	2,612
Other expenses	28,683	15,320	13,960	12,646	18,715
Total non-interest expense	$134,047	104,108	100,082	96,585	111,187

		$ Change from
(Dollars in thousands)		Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Compensation and employee benefits		$11,339	13,594	15,235	7,163
Occupancy and equipment		1,847	2,051	1,744	1,531
Advertising and promotions		200	530	1,065	639
Data processing		2,333	1,807	2,262	2,257
Other real estate owned		(108)	(14)	22	(516)
Regulatory assessments and insurance		646	955	778	1,623
Core deposit intangibles amortization		319	319	319	195
Other expenses		13,363	14,723	16,037	9,968
Total non-interest expense		$29,939	33,965	37,462	22,860

Total non-interest expense of $134 million for the current quarter increased $29.9 million, or 29 percent, over the prior quarter and increased $22.9 million, or 21 percent, over the prior year fourth quarter which was primarily driven by the acquisition of Alta. Excluding the Alta bank division and acquisition-related expenses, non-interest expense increased $5.3 million, or 5 percent, from the prior quarter and decreased $1.8 million, or 2 percent, from the prior year fourth quarter. The current quarter non-interest expense includes $17.0 million of expense from Alta bank division, $8.2 million of acquisition-related expenses, $806 thousand of increased compensation and employee benefits due to incremental overtime at several bank divisions, $1.1 million of expenses primarily due to branch upgrades, and $600 thousand of increased loan expense due to the loan growth.

Federal and State Income Tax Expense
Tax expense during the fourth quarter of 2021 was $9.3 million, a decrease of $7.7 million, or 45 percent, compared to the prior quarter and a decrease of $9.7 million, or 51 percent, from the prior year fourth quarter. The effective tax rate in the current quarter was 15.5 compared to 18.3 in the prior quarter and 18.8 percent in the prior year fourth quarter. The lower effective tax rate in the current quarter was attributable to lower taxable income.

Efficiency Ratio
The efficiency ratio was 57.68 percent in the current quarter compared to 50.17 percent in the prior quarter and 50.34 in the prior year fourth quarter. Excluding acquisition-related expenses, the efficiency ratio would have been 54.09 percent in the current quarter compared to 49.94 percent in the prior quarter and 50.11 percent in the prior year fourth quarter. The increase in efficiency ratio was driven by the decrease in gain on sale of loans and the increase in non-interest expense.

Operating Results for Year Ended December 31, 2021
Compared to December 31, 2020

Income Summary

	Year ended
(Dollars in thousands)	Dec 31, 2021	Dec 31, 2020	$ Change	% Change
Net interest income
Interest income	$681,074	$627,064	$54,010	9%
Interest expense	18,558	27,315	(8,757)	(32)%
Total net interest income	662,516	599,749	62,767	10%
Non-interest income
Service charges and other fees	59,317	52,503	6,814	13%
Miscellaneous loan fees and charges	12,038	7,344	4,694	64%
Gain on sale of loans	63,063	99,450	(36,387)	(37)%
(Loss) gain on sale of investments	(638)	1,139	(1,777)	(156)%
Other income	11,040	12,431	(1,391)	(11)%
Total non-interest income	144,820	172,867	(28,047)	(16)%
Total Income	$807,336	$772,616	$34,720	4%
Net interest margin (tax-equivalent)	3.42%	4.09%

Net Interest Income
Net-interest income of $663 million for 2021 increased $62.8 million, or 10 percent, over the same period in 2020 and included a $25.6 million increase from the acquisition of Alta. Interest income of $681 million for the current year increased $54.0 million, or 9 percent, from the prior year and was primarily attributable to a $26.9 million increase from the Alta bank division and a $22.5 million increase in interest income on debt securities. Interest income on debt securities increased $22.5 million, or 23 percent, over the prior year which resulted from the increased volume of debt securities. Interest expense of $18.6 million during 2021 decreased $8.8 million, or 32 percent over the prior year primarily as a result of a decrease in the cost of deposits. The total funding cost (including non-interest bearing deposits) for 2021 was 10 basis points, which decreased 9 basis points compared to 19 basis points in 2020.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during 2021 was 3.42 percent, a 67 basis points decrease from the net interest margin of 4.09 percent for the same period in the prior year. The core net interest margin, excluding 4 basis points of discount accretion, 2 basis point of non-accrual interest and 12 basis points increase from the PPP loans, was 3.24 which was an 81 basis point decrease from the core margin of 4.05 percent in the prior year. Although the Company was successful in reducing the total cost of funding, it was not enough to outpace the lower yields on core loans and debt securities driven by the current interest rate environment and the shift in the earning asset mix to lower yielding debt securities.

Non-interest Income
Non-interest income of $145 million for 2021 decreased $28.0 million, or 16 percent, over the same period last year. Gain on the sale of loans of $63.1 million for 2021 decreased $36.4 million, or 37 percent, compared to the same period last year which was the result of the anticipated slowing of purchase and refinance activity after the historically high levels in the prior year.

Service charges and other fees of $59.3 million for 2021 increased $6.8 million, or 13 percent, from prior year as a result of additional fees from increased customer accounts and transaction activity and the acquisition of Alta. Miscellaneous loan fees and charges of $12.0 million increased $4.7 million, or 64 percent, driven by increases in loan servicing income and credit card interchange fees due to increased activity. Other income of $11.0 million decreased $1.4 million, or 11 percent, from the prior year.

Non-interest Expense Summary

	Year ended
(Dollars in thousands)	Dec 31, 2021	Dec 31, 2020	$ Change	% Change
Compensation and employee benefits	$270,644	$253,047	$17,597	7%
Occupancy and equipment	39,394	37,673	1,721	5%
Advertising and promotions	11,949	10,201	1,748	17%
Data processing	23,470	21,132	2,338	11%
Other real estate owned and foreclosed assets	236	923	(687)	(74)%
Regulatory assessments and insurance	8,249	4,656	3,593	77%
Core deposit intangibles amortization	10,271	10,370	(99)	(1)%
Other expenses	70,609	66,809	3,800	6%
Total non-interest expense	$434,822	$404,811	$30,011	7%

Total non-interest expense of $435 million for 2021 increased $30.0 million, or 7 percent, over the prior year same period. Excluding the Alta bank division and acquisition-related expenses, non-interest expense increased $11.0 million, or 3 percent, over the prior year. Included in the current year was $9.8 million of acquisition-related expenses and $17.0 million of expenses from the Alta bank division.

Compensation and employee benefits for 2021 increased $17.6 million, or 7 percent, from last year due to the increased number of employees from acquisitions and organic growth. Advertising and promotions for 2021 increased $1.7 million, or 17 percent, from the prior year. Data processing expense increased $2.3 million, or 11 percent, from the prior year primarily from the acquisition of Alta. Regulatory assessment and insurance for 2021 increased $3.6 million from the prior year as a result of organic growth, the State of Montana waiving the first semi-annual regulatory assessment of 2020 and Small Bank assessment credits applied by the FDIC in the first quarter of 2020. Other expenses of $70.6 million, increased $3.8 million, or 6 percent, from the prior year. Current year other expenses included acquisition-related expenses of $9.8 million compared to $7.8 million in the prior year.

Provision for Credit Losses
The provision for credit loss expense was $23.1 million for 2021 compared to $39.8 million in 2020. Excluding the impact from the Alta and State Bank of Arizona acquisitions, the current year provision for credit loss expense on unfunded loan commitments was $2.5 million compared to a credit loss expense of $2.1 million in the prior year. Excluding the impact from the acquisitions, the current year provision for credit loss benefit on loans was $1.7 million compared to a credit loss expense of $32.8 million in the prior year which was primarily attributable to changes in the economic forecast related to COVID-19. Net charge-offs during the current year were $2.3 million compared to $7.7 million during the prior year.

Federal and State Income Tax Expense
Tax expense of $64.7 million in 2021 increased $3.0 million, or 5 percent, over the prior year same period. The effective tax rate for 2021 was 18.5 percent compared to 18.8 percent in the prior year same period.

Efficiency Ratio
The efficiency ratio was 51.35 percent for 2021 compared to 49.97 percent for the same period last year. Excluding acquisition-related expenses, the efficiency ratio was 50.16 in 2021 compared to 48.98 in 2020 and the increase was primarily driven by the reduction in gain on sale of loans. “The Bank divisions have worked diligently to control their expenses to achieve an efficiency ratio near 50 percent,” said Ron Copher, Chief Financial Officer.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;
•changes in the cost and scope of insurance from the Federal Deposit Insurance Corporation and other third parties;
•legislative or regulatory changes, such as the those signaled by the Biden Administration, as well as increased banking and consumer protection regulation that adversely affect the Company’s business, both generally and as a result of the Company exceeding $10 billion in total consolidated assets;
•ability to complete pending or prospective future acquisitions;
•costs or difficulties related to the completion and integration of acquisitions;
•the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;
•reduced demand for banking products and services;
•the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain and maintain customers;
•competition among financial institutions in the Company's markets may increase significantly;
•the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;
•the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;
•consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;

•dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;
•material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;
•natural disasters, including fires, floods, earthquakes, and other unexpected events;
•the Company’s success in managing risks involved in the foregoing; and
•the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, January 28, 2022. The conference call will be accessible by telephone and webcast. Interested individuals are invited to listen to the call by dialing 877-561-2748 and conference ID 3278859. To participate on the webcast, log on to: https://edge.media-server.com/mmc/p/48wx48iw. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 3278859 by February 4, 2022.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020
Assets
Cash on hand and in banks	$198,087	250,579	227,108
Interest bearing cash deposits	239,599	98,309	406,034
Cash and cash equivalents	437,686	348,888	633,142
Debt securities, available-for-sale	9,170,849	7,390,580	5,337,814
Debt securities, held-to-maturity	1,199,164	1,128,299	189,836
Total debt securities	10,370,013	8,518,879	5,527,650
Loans held for sale, at fair value	60,797	94,138	166,572
Loans receivable	13,432,031	11,293,891	11,122,696
Allowance for credit losses	(172,665)	(153,609)	(158,243)
Loans receivable, net	13,259,366	11,140,282	10,964,453
Premises and equipment, net	372,597	316,191	325,335
Other real estate owned and foreclosed assets	18	106	1,744
Accrued interest receivable	76,673	79,699	75,497
Deferred tax asset	27,693	—	—
Core deposit intangible, net	52,259	48,045	55,509
Goodwill	985,393	514,013	514,013
Non-marketable equity securities	10,020	10,021	10,023
Bank-owned life insurance	167,671	123,729	123,763
Other assets	120,459	120,028	106,505
Total assets	$25,940,645	21,314,019	18,504,206
Liabilities
Non-interest bearing deposits	$7,779,288	6,632,402	5,454,539
Interest bearing deposits	13,557,961	10,870,912	9,342,990
Securities sold under agreements to repurchase	1,020,794	1,040,939	1,004,583
Other borrowed funds	44,094	33,671	33,068
Subordinated debentures	132,620	132,580	139,959
Accrued interest payable	2,409	2,437	3,305
Deferred tax liability	—	1,815	23,860
Other liabilities	225,857	211,647	194,861
Total liabilities	22,763,023	18,926,403	16,197,165
Commitments and Contingent Liabilities
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	1,107	955	954
Paid-in capital	2,338,814	1,497,939	1,495,053
Retained earnings - substantially restricted	810,342	811,063	667,944
Accumulated other comprehensive income	27,359	77,659	143,090
Total stockholders’ equity	3,177,622	2,387,616	2,307,041
Total liabilities and stockholders’ equity	$25,940,645	21,314,019	18,504,206

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Year ended
(Dollars in thousands, except per share data)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Interest Income
Debt securities	$35,711	30,352	27,388	122,099	99,616
Residential real estate loans	13,728	9,885	11,176	43,300	46,392
Commercial loans	131,158	115,533	121,956	471,061	436,497
Consumer and other loans	12,228	10,971	10,788	44,614	44,559
Total interest income	192,825	166,741	171,308	681,074	627,064
Interest Expense
Deposits	3,708	2,609	3,500	12,135	17,620
Securities sold under agreements to repurchase	467	496	818	2,303	3,601
Federal Home Loan Bank advances	—	—	49	—	733
Other borrowed funds	184	178	173	713	646
Subordinated debentures	844	845	1,010	3,407	4,715
Total interest expense	5,203	4,128	5,550	18,558	27,315
Net Interest Income	187,622	162,613	165,758	662,516	599,749
Provision for credit losses	27,956	725	(1,535)	23,076	39,765
Net interest income after provision for credit losses	159,666	161,888	167,293	639,440	559,984
Non-Interest Income
Service charges and other fees	17,576	15,154	13,713	59,317	52,503
Miscellaneous loan fees and charges	3,745	2,592	2,293	12,038	7,344
Gain on sale of loans	11,431	13,902	26,214	63,063	99,450
(Loss) gain on sale of debt securities	(693)	(168)	124	(638)	1,139
Other income	2,303	3,335	2,360	11,040	12,431
Total non-interest income	34,362	34,815	44,704	144,820	172,867
Non-Interest Expense
Compensation and employee benefits	77,703	66,364	70,540	270,644	253,047
Occupancy and equipment	11,259	9,412	9,728	39,394	37,673
Advertising and promotions	3,436	3,236	2,797	11,949	10,201
Data processing	7,468	5,135	5,211	23,470	21,132
Other real estate owned and foreclosed assets	34	142	550	236	923
Regulatory assessments and insurance	2,657	2,011	1,034	8,249	4,656
Core deposit intangibles amortization	2,807	2,488	2,612	10,271	10,370
Other expenses	28,683	15,320	18,715	70,609	66,809
Total non-interest expense	134,047	104,108	111,187	434,822	404,811
Income Before Income Taxes	59,981	92,595	100,810	349,438	328,040
Federal and state income tax expense	9,272	16,976	18,950	64,681	61,640
Net Income	$50,709	75,619	81,860	284,757	266,400

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	December 31, 2021			September 30, 2021
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,104,232	$13,728	4.97%	$817,150	$9,885	4.84%
Commercial loans [1]	11,184,129	132,561	4.70%	9,468,440	116,963	4.90%
Consumer and other loans	1,082,341	12,228	4.48%	974,582	10,971	4.47%
Total loans [2]	13,370,702	158,517	4.70%	11,260,172	137,819	4.86%
Tax-exempt debt securities [2]	1,693,761	15,552	3.67%	1,548,447	14,711	3.80%
Taxable debt securities [4]	8,709,938	23,555	1.08%	6,767,418	18,896	1.12%
Total earning assets	23,774,401	197,624	3.30%	19,576,037	171,426	3.47%
Goodwill and intangibles	1,031,002			563,257
Non-earning assets	950,923			803,226
Total assets	$25,756,326			$20,942,520
Liabilities
Non-interest bearing deposits	$7,955,888	$—	—%	$6,505,530	$—	—%
NOW and DDA accounts	5,120,484	970	0.08%	4,261,648	597	0.06%
Savings accounts	3,133,654	346	0.04%	2,440,332	146	0.02%
Money market deposit accounts	3,883,818	1,374	0.14%	3,041,634	814	0.11%
Certificate accounts	1,051,787	1,004	0.38%	928,165	1,036	0.44%
Total core deposits	21,145,631	3,694	0.07%	17,177,309	2,593	0.06%
Wholesale deposits [5]	26,104	14	0.21%	26,117	16	0.24%
Repurchase agreements	1,015,369	467	0.18%	988,283	495	0.20%
Subordinated debentures and other borrowed funds	167,545	1,028	2.43%	166,151	1,024	2.44%
Total funding liabilities	22,354,649	5,203	0.09%	18,357,860	4,128	0.09%
Other liabilities	199,207			182,573
Total liabilities	22,553,856			18,540,433
Stockholders’ Equity
Common stock	1,107			955
Paid-in capital	2,338,013			1,497,107
Retained earnings	815,726			805,253
Accumulated other comprehensive income	47,624			98,772
Total stockholders’ equity	3,202,470			2,402,087
Total liabilities and stockholders’ equity	$25,756,326			$20,942,520
Net interest income (tax-equivalent)		$192,421			$167,298
Net interest spread (tax-equivalent)			3.21%			3.38%
Net interest margin (tax-equivalent)			3.21%			3.39%
______________________________
1 Includes tax effect of $1.4 million and $1.4 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2021 and September 30, 2021, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.2 million and $3.0 million on tax-exempt debt securities income for the three months ended December 31, 2021 and September 30, 2021, respectively.
4 Includes tax effect of $225 thousand and $255 thousand on federal income tax credits for the three months ended December 31, 2021 and September 30, 2021, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	December 31, 2021			December 31, 2020
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,104,232	$13,728	4.97%	$984,942	$11,176	4.54%
Commercial loans [1]	11,184,129	132,561	4.70%	9,535,228	123,327	5.15%
Consumer and other loans	1,082,341	12,228	4.48%	951,379	10,788	4.51%
Total loans [2]	13,370,702	158,517	4.70%	11,471,549	145,291	5.04%
Tax-exempt debt securities [3]	1,693,761	15,552	3.67%	1,511,725	14,659	3.88%
Taxable debt securities [4]	8,709,938	23,555	1.08%	3,838,896	15,957	1.66%
Total earning assets	23,774,401	197,624	3.30%	16,822,170	175,907	4.16%
Goodwill and intangibles	1,031,002			570,771
Non-earning assets	950,923			853,518
Total assets	$25,756,326			$18,246,459
Liabilities
Non-interest bearing deposits	$7,955,888	$—	—%	$5,498,744	$—	—%
NOW and DDA accounts	5,120,484	970	0.08%	3,460,923	607	0.07%
Savings accounts	3,133,654	346	0.04%	1,935,476	162	0.03%
Money market deposit accounts	3,883,818	1,374	0.14%	2,635,653	1,052	0.16%
Certificate accounts	1,051,787	1,004	0.38%	984,100	1,629	0.66%
Total core deposits	21,145,631	3,694	0.07%	14,514,896	3,450	0.09%
Wholesale deposits [5]	26,104	14	0.21%	100,329	50	0.20%
Repurchase agreements	1,015,369	467	0.18%	969,263	818	0.34%
FHLB advances	—	—	—%	6,540	49	2.93%
Subordinated debentures and other borrowed funds	167,545	1,028	2.43%	172,936	1,183	2.72%
Total funding liabilities	22,354,649	5,203	0.09%	15,763,964	5,550	0.14%
Other liabilities	199,207			199,771
Total liabilities	22,553,856			15,963,735
Stockholders’ Equity
Common stock	1,107			954
Paid-in capital	2,338,013			1,494,422
Retained earnings	815,726			657,906
Accumulated other comprehensive income	47,624			129,442
Total stockholders’ equity	3,202,470			2,282,724
Total liabilities and stockholders’ equity	$25,756,326			$18,246,459
Net interest income (tax-equivalent)		$192,421			$170,357
Net interest spread (tax-equivalent)			3.21%			4.02%
Net interest margin (tax-equivalent)			3.21%			4.03%
______________________________
1 Includes tax effect of $1.4 million and $1.3 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2021 and 2020, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.2 million and $1.8 million on tax-exempt debt securities income for the three months ended December 31, 2021 and 2020, respectively.
4 Includes tax effect of $225 thousand and $276 thousand on federal income tax credits for the three months ended December 31, 2021 and 2020, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Year ended
	December 31, 2021			December 31, 2020
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$910,300	$43,300	4.76%	$1,006,001	$46,392	4.61%
Commercial loans [1]	9,900,056	476,678	4.81%	9,057,210	441,762	4.88%
Consumer and other loans	993,082	44,614	4.49%	948,379	44,559	4.70%
Total loans [2]	11,803,438	564,592	4.78%	11,011,590	532,713	4.84%
Tax-exempt debt securities [3]	1,584,313	59,713	3.77%	1,306,640	52,201	4.00%
Taxable debt securities [4]	6,512,202	75,553	1.16%	2,746,855	59,027	2.15%
Total earning assets	19,899,953	699,858	3.52%	15,065,085	643,941	4.27%
Goodwill and intangibles	683,000			564,603
Non-earning assets	850,742			784,075
Total assets	$21,433,695			$16,413,763
Liabilities
Non-interest bearing deposits	$6,544,843	$—	—%	$4,772,386	$—	—%
NOW and DDA accounts	4,325,071	2,737	0.06%	3,094,675	2,849	0.09%
Savings accounts	2,493,174	771	0.03%	1,737,272	742	0.04%
Money market deposit accounts	3,144,507	3,914	0.12%	2,356,508	5,077	0.22%
Certificate accounts	976,894	4,643	0.48%	986,126	8,568	0.87%
Total core deposits	17,484,489	12,065	0.07%	12,946,967	17,236	0.13%
Wholesale deposits [5]	31,103	70	0.22%	78,283	384	0.49%
Repurchase agreements	994,968	2,302	0.23%	783,100	3,601	0.94%
FHLB advances	—	—	—%	79,278	733	0.91%
Subordinated debentures and other borrowed funds	166,386	4,121	2.48%	172,104	5,361	3.11%
Total funding liabilities	18,676,946	18,558	0.10%	14,059,732	27,315	0.19%
Other liabilities	186,068			162,079
Total liabilities	18,863,014			14,221,811
Stockholders’ Equity
Common stock	993			949
Paid-in capital	1,708,271			1,474,359
Retained earnings	772,300			604,796
Accumulated other comprehensive income	89,117			111,848
Total stockholders’ equity	2,570,681			2,191,952
Total liabilities and stockholders’ equity	$21,433,695			$16,413,763
Net interest income (tax-equivalent)		$681,300			$616,626
Net interest spread (tax-equivalent)			3.42%			4.08%
Net interest margin (tax-equivalent)			3.42%			4.09%
______________________________
1 Includes tax effect of $5.6 million and $5.3 million on tax-exempt municipal loan and lease income for the year months ended December 31, 2021 and 2020, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $12.2 million and $10.5 million on tax-exempt debt securities income for the year months ended December 31, 2021 and 2020, respectively.
4 Includes tax effect of $990 thousand and $1,064 thousand on federal income tax credits for the year months ended December 31, 2021 and 2020, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sep 30, 2021	Dec 31, 2020
Custom and owner occupied construction	$263,758	$170,489	$157,529	55%	67%
Pre-sold and spec construction	257,568	188,668	148,845	37%	73%
Total residential construction	521,326	359,157	306,374	45%	70%
Land development	185,200	151,640	102,930	22%	80%
Consumer land or lots	173,305	143,977	123,747	20%	40%
Unimproved land	81,064	68,805	59,500	18%	36%
Developed lots for operative builders	41,840	33,487	30,449	25%	37%
Commercial lots	99,418	76,382	60,499	30%	64%
Other construction	762,970	562,223	555,375	36%	37%
Total land, lot, and other construction	1,343,797	1,036,514	932,500	30%	44%
Owner occupied	2,645,841	2,069,551	1,945,686	28%	36%
Non-owner occupied	3,056,658	2,561,777	2,290,512	19%	33%
Total commercial real estate	5,702,499	4,631,328	4,236,198	23%	35%
Commercial and industrial	1,463,022	1,407,353	1,850,197	4%	(21)%
Agriculture	751,185	748,548	721,490	—%	4%
1st lien	1,393,267	1,159,265	1,228,867	20%	13%
Junior lien	34,830	36,942	41,641	(6)%	(16)%
Total 1-4 family	1,428,097	1,196,207	1,270,508	19%	12%
Multifamily residential	545,001	373,022	391,895	46%	39%
Home equity lines of credit	761,990	709,828	657,626	7%	16%
Other consumer	207,513	198,763	190,186	4%	9%
Total consumer	969,503	908,591	847,812	7%	14%
States and political subdivisions	615,251	612,882	575,647	—%	7%
Other	153,147	114,427	156,647	34%	(2)%
Total loans receivable, including loans held for sale	13,492,828	11,388,029	11,289,268	18%	20%
Less loans held for sale [1]	(60,797)	(94,138)	(166,572)	(35)%	(64)%
Total loans receivable	$13,432,031	$11,293,891	$11,122,696	19%	21%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2021	Dec 31, 2021
Custom and owner occupied construction	$237	240	247	237	—	—
Land development	250	31	342	250	—	—
Consumer land or lots	309	186	201	176	133	—
Unimproved land	124	166	294	124	—	—
Commercial lots	—	—	368	—	—	—
Other construction	12,884	276	—	—	12,884	—
Total land, lot and other construction	13,567	659	1,205	550	13,017	—
Owner occupied	3,918	3,323	6,725	3,918	—	—
Non-owner occupied	6,063	2,089	4,796	5,848	215	—
Total commercial real estate	9,981	5,412	11,521	9,766	215	—
Commercial and Industrial	3,066	5,621	6,689	2,517	549	—
Agriculture	29,151	32,712	6,313	26,323	2,828	—
1st lien	2,870	3,178	5,353	2,612	258	—
Junior lien	136	166	301	136	—	—
Total 1-4 family	3,006	3,344	5,654	2,748	258	—
Multifamily residential	6,548	—	—	6,548	—	—
Home equity lines of credit	1,563	2,393	2,939	1,522	41	—
Other consumer	460	539	572	321	121	18
Total consumer	2,023	2,932	3,511	1,843	162	18
Other	112	259	293	—	112	—
Total	$67,691	51,179	35,433	50,532	17,141	18

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Sep 30, 2021	Dec 31, 2020
Custom and owner occupied construction	$1,243	$892	$788	39%	58%
Pre-sold and spec construction	443	325	—	36%	n/m
Total residential construction	1,686	1,217	788	39%	114%
Land development	—	276	202	(100)%	(100)%
Consumer land or lots	149	325	71	(54)%	110%
Unimproved land	305	181	357	69%	(15)%
Developed lots for operative builders	—	59	306	(100)%	(100)%
Other construction	30,788	12,884	—	139%	n/m
Total land, lot and other construction	31,242	13,725	936	128%	3,238%
Owner occupied	1,739	1,933	3,432	(10)%	(49)%
Non-owner occupied	1,558	443	149	252%	946%
Total commercial real estate	3,297	2,376	3,581	39%	(8)%
Commercial and industrial	4,732	1,581	1,814	199%	161%
Agriculture	459	1,032	1,553	(56)%	(70)%
1st lien	2,197	350	6,677	528%	(67)%
Junior lien	87	167	55	(48)%	58%
Total 1-4 family	2,284	517	6,732	342%	(66)%
Home equity lines of credit	1,994	3,023	2,840	(34)%	(30)%
Other consumer	1,681	1,361	1,054	24%	59%
Total consumer	3,675	4,384	3,894	(16)%	(6)%
States and political subdivisions	1,733	—	2,358	n/m	(27)%
Other	1,458	1,170	1,065	25%	37%
Total	$50,566	$26,002	$22,721	94%	123%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2021
Custom and owner occupied construction	$—	—	(9)	—	—
Pre-sold and spec construction	(15)	(12)	(24)	—	15
Total residential construction	(15)	(12)	(33)	—	15
Land development	(233)	(163)	(106)	—	233
Consumer land or lots	(165)	(164)	(221)	3	168
Unimproved land	(241)	(241)	(489)	—	241
Commercial lots	—	—	(55)	—	—
Total land, lot and other construction	(639)	(568)	(871)	3	642
Owner occupied	(423)	(410)	(168)	117	540
Non-owner occupied	(357)	(356)	3,030	148	505
Total commercial real estate	(780)	(766)	2,862	265	1,045
Commercial and industrial	41	(87)	1,533	988	947
Agriculture	(20)	—	337	12	32
1st lien	(331)	(250)	69	42	373
Junior lien	(650)	(511)	(211)	—	650
Total 1-4 family	(981)	(761)	(142)	42	1,023
Multifamily residential	(40)	(40)	(244)	—	40
Home equity lines of credit	(621)	(601)	101	41	662
Other consumer	236	145	307	532	296
Total consumer	(385)	(456)	408	573	958
Other	5,148	4,403	3,803	9,711	4,563
Total	$2,329	1,713	7,653	11,594	9,265

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